UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 13, 2025

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Chesapeake, VA 23321

(Address of principal executive offices) (Zip Code)

(800) 490-5020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously reported by Greenwave Technology Solutions, Inc. (the “Company”), on September 13, 2024, the Company received written notice (the “Notice”) from The Nasdaq Listing Qualification Department (“Nasdaq”) notifying the Company that it was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”), as the closing bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days. The Notice indicated that the Company has 180 calendar days, or until March 12, 2025, to regain compliance with the Minimum Bid Price Requirement.

On March 13, 2025, Nasdaq notified the Company that although the Company has not regained compliance with the Minimum Bid Price Requirement, the Company is eligible to receive an additional 180 calendar day period or until September 8, 2025, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(a)(3)(A).

Nasdaq’s determination to grant the Company an additional 180 calendar day period was based on the Company’s satisfaction of the continued listing requirements for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement. Additionally, the Company has provided Nasdaq with written notice of its intention to cure the deficiency during the second compliance period, potentially by implementing a reverse stock split, if necessary.

If, at any time during this additional compliance period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance, and this matter will be closed. If compliance cannot be demonstrated by September 8, 2025, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Nasdaq Hearings Panel.

The Company is currently monitoring the closing bid price of its common stock and will consider available options, including a reverse stock split, if appropriate, to regain compliance with the Minimum Bid Price Requirement by September 8, 2025. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with other listing requirements of the Nasdaq Capital Market.

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: that there can be no assurance that the Company will meet the Minimum Bid Price Requirement during any compliance period or otherwise in the future; that there can be no assurance that the Company will otherwise meet Nasdaq compliance standards; that there can be no assurance that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, and Form 8-K reports (including all amendments to those reports).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: March 14, 2025